SmartAxiom, Inc.

Consolidated Financial Statements

For the years ended December 31, 2020, and 2019

Boyle CPA, LLC

Certified Public Accountants & Consultants

INDEPENDENT AUDITORS’ REPORT

To Management and

Board of Directors of SmartAxiom, Inc.

Opinion

We have audited the consolidated financial statements of SmartAxiom, Inc., which comprise the consolidated balance sheets as of December 31, 2020 and 2019, and the related statements of operations, stockholders' deficiency, and cash flows for the years then ended, and the related notes to the financial statements. In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of SmartAxiom, Inc. as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Substantial Doubt About the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s recurring operating losses and working capital deficit raise substantial doubt about its ability to continue as a going concern for one year from the issuance of these financial statements. Management’s plans are also described in Note 2. The financial statements do not include adjustments that might result from the outcome of this uncertainty.

Basis of Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor's Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of SmartAxiom, Inc. and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about SmartAxiom, Inc.'s ability to continue as a going concern for one year after the financial statements are issued or available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor's report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.
•	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of SmartAxiom, Inc. 's internal control. Accordingly, no such opinion is expressed.
•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.
•	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about SmartAxiom, Inc.'s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audit.

/s/ Boyle CPA, LLC

Red Bank, NJ
November 16, 2021

331 Newman Springs Road	P (732) 822-4427
Building 1, 4th Floor, Suite 143	F (732) 510-0665
Red Bank, NJ 07701

Smart Axiom, Inc.
Consolidated Balance Sheets

	December 31,
	2020	2019
ASSETS
Current Assets
Cash and cash equivalents	$8,203	$6,903
Accounts receivable, net of allowance for doubtful accounts of $7,556 and $0 for the years ended December 31, 2020 and 2019, respectively	10,000	15,052
Prepaid expenses and other current assets	1,386	1,423
	19,589	23,378

Fixed assets- net	3,687	—

Other assets
Security deposit	—	2,000
Intellectual property - Software Development- net	237,689	132,522

Total assets	$260,965	$157,900

LIABILITIES AND STOCK HOLDERS EQUITY
Current Liabilities
Accounts payable and accrued expenses	$107,785	$39,629
Credit cards payable	4,090	16,168
Note payable - shareholders	153,586	153,586
Line of Credit - Wells Fargo	22,385	24,021
Note payable	23,346	25,998
	311,192	259,402

Convertible notes payable	410,000	200,000
	721,192	459,402

Common Stock	117	100
Additional Paid in Capital	13,623	—
Accumulated Deficit	(473,967)	(301,602)
	(460,227)	(301,502)

Total Liabilities and Stockholders Equity	$260,965	$157,900

The accompanying notes are an integral part of these consolidated financial statements.

Smart Axiom, Inc.
Consolidated Statements of Operations
For the years ended December 31,

	2020	2019
Revenue:
Sales	$40,800	$52,695
Service/Fee Income	40,000	50,053
	80,800	102,748
Cost of Goods Sold	6,562	31,123
Gross Profit	74,238	71,625
Expenses:
Professional fees	7,895	14,342
Officers compensation	60,000	11,052
Consultants and subcontractors	20,325	38,206
Rent and occupancy	12,001	4,672
Amortization	67,705	33,130
Other selling, general and administrative	58,833	70,946
Total expenses	226,759	172,348
Loss from operations	(152,521)	(100,723)
Interest expense	19,844	20,294
Net loss	$(172,365)	$(121,017)

The accompanying notes are an integral part of these consolidated financial statements.

Smart Axiom, Inc.
Consolidated Statements of Stockholders' Deficiency
For the years ended December 31, 2020 and 2019

	Common Stock		Additional	Accumulated	Total Stockholders
	Shares	Amount	Paid in capital	Deficit	Deficiency
Balance at - January 1, 2019	100,000	$100	$—	$(180,585)	$(180,485)

Net loss	—	—	—	(121,017)	(121,017)
Balance - January 1, 2020	100,000	$100	$—	$(301,602)	$(301,502)

Common stock shares issued for services	17,000	17	13,623		13,640
Net loss	—	—	—	(172,365)	(172,365)
Balance - December 31, 2020	117,000	$117	$13,623	$(473,967)	$(460,227)

The accompanying notes are an integral part of these condensed consolidated financial statements.

Smart Axiom, Inc.
Consolidated Statements of Cash Flows
For the years ended December 31,

	2020	2019

Cash Flows From Operating Activities
Net loss	$(172,365)	$(121,017)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Amortization	67,705	33,130
Bad debt expense	7,556	33,050
Sharebased compensation	13,640	—
Changes in operating assets and liabilities:
(Increase) decrease in:
Accounts receivable	(2,504)	(15,050)
Intellectual property	(172,873)	(22,288)
Prepaid expenses and other current assets	2,036	(2,328)
Increase (decrease) in:
Accounts payable, accrued expenses and contingent liability	56,684	14,399

Cash used by operating activities	(200,121)	(80,104)

Cash Flows From Investing Activities
Purchase of computer equipment	(3,687)	—
Cash used by investing activities of continuing operations	(3,687)	—

Cash Flows From Financing Activities
Proceeds from notes payable	210,000	50,000
Proceeds from short term loans	15,000	24,277
Proceeds from loans from shareholders	(19,892)	8,500
Cash (used)/provided by financing activities	205,108	82,777

Net Increase (decrease) in Cash and Cash Equivalents	$1,300	$2,673

Cash and Cash Equivalents - beginning	6,903	4,230

Cash and Cash Equivalents - end	$8,203	$6,903

Supplemental Disclosures of Cash Flow Information
Cash paid for:
Interest	$5,219	$5,669

Common shares issued for services	$13,640	$—

The accompanying notes are an integral part of these consolidated financial statements.

Smart Axiom, Inc.

Notes to Consolidated Financial Statements

Note 1. NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations and Basis of Presentation

SmartAxiom, Inc. (“SA”, the “Company”), formerly known as Bizalyticks, Inc. is a cloud enterprise software developer/ provider that enables rapid innovation to keep enterprise operations safe, compliant and manageable. The Company’s products offered are designed to help organizations innovate and modernize legacy systems while minimizing cost and risk of business disruptions and ensure regulatory compliance. The Company now has the capabilities of offering software that manages and secures the Internet-of-Things (IoT) through patented, lite blockchain technology running among those devices at the edge of the Internet and enabling them to defend themselves. Our peer-to-peer distributed ledgers improve security, latency, reliability and manageability. The Company offers endpoint-to-cloud blockchain solutions, while our IoT Smart Contracts manage NFTs. The SA technology is proving value in verticals such as smart buildings, manufacturing lines and shipment tracking. It interoperates with enterprise systems such as IBM Blockchain and Microsoft Azure and is proven on many ARM and Intel based microcontrollers such as those from Intel, NXP, Renesas, Marvell, and Broadcom.

The accompanying consolidated financial statements include the financial statements of the Company and its wholly owned subsidiary, Smart Axiom Technologies Private Limited, located in Indore, India. All intercompany transactions and balances have been eliminated in consolidation.

SA was formed in January 2014 and established Smart Axiom Technologies Private Limited in March 2017.

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”).

Revenue Recognition

In May 2014, the FASB issued guidance codified in ASC 606 which amends the guidance in former ASC 605, “Revenue Recognition.” The core principle of the standard is to recognize revenue when control of the promised goods or services is transferred to customers in an amount that reflects the consideration expected to be received for those goods or services. The standard also requires additional disclosures around the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers.

The Company applies the five-step model to contracts when it is probable that the Company will collect the consideration it is entitled to in exchange for the goods and services transferred to the customer. The following five steps are applied to achieve that core principle:

Step 1: Identify the contract with the customer

Step 2: Identify the performance obligations in the contract

Step 3: Determine the transaction price

Step 4: Allocate the transaction price to the performance obligations in the contract

Step 5: Recognize revenue when the company satisfies a performance obligation

Because the Company’s agreements generally have an expected duration of one year or less, the Company has elected the practical expedient in ASC 606-10-50-14(a) to not disclose information about its remaining performance obligations. The Company’s performance obligations are satisfied at the point in time when products and services are received by the customer, which is when the customer has title and the significant risks and rewards of ownership. Therefore, the Company’s contracts generally have a dual-performance obligations (product installation and maintenance and service). The Company primarily receives fixed consideration for sales of product. Shipping and handling amounts are included in cost of goods sold. Sales tax and other similar taxes are excluded from net sales. The amount of revenue recognized represents the amount that will not be subject to a significant future reversal of revenue.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the consolidated balance sheets and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Reclassifications

Certain reclassifications have been made in prior year’s financial statements to conform to classifications used in the current year.

Net Loss Per Common Share

Basic loss per share is calculated by dividing net loss by the weighted average number of common shares outstanding for the period. Diluted loss per share is calculated by dividing net loss by the weighted average number of common shares and dilutive common stock equivalents outstanding. During periods in which the Company incurs losses, common stock equivalents, if any, are not considered, as their effect would be anti-dilutive.

Income Taxes

The Company utilizes the accrual method of accounting for income taxes. Under the accrual method, deferred tax assets and liabilities are determined based on the differences between the financial reporting basis and the tax basis of the assets and liabilities and are measured using enacted tax rates and laws that will be in effect when the differences are expected to reverse. An allowance against deferred tax assets is recognized when it is more likely than not that such tax benefits will not be realized.

The Company recognizes the financial statement benefit of an uncertain tax position only after considering the probability that a tax authority would sustain the position in an examination. For tax positions meeting a “more-likely-than-not” threshold, the amount recognized in the consolidated financial statements is the benefit expected to be realized upon settlement with the tax authority. For tax positions not meeting the threshold, no financial statement benefit is recognized. The Company recognizes interest and penalties, if any, related to uncertain tax positions in income tax expense. The Company did not have any unrecognized tax benefits as of May 31, 2021 and does not expect this to change significantly over the next 12 months.

Cash and Cash Equivalents

The Company considers only those investments which are highly liquid, readily convertible to cash, and that mature within three months from date of purchase to be cash equivalents.

On December 31, 2020, and 2019, respectively, the Company had cash and cash equivalents of $8,203 and $6,903 respectively. On December 31, 2020, and December 31, 2019, cash equivalents were comprised of funds in checking accounts, savings accounts and money market funds.

Accounts Receivable

Our accounts receivable balance primarily includes balances from trade sales to distributors and retail customers. The allowance for doubtful accounts is our best estimate of the amount of probable credit losses in our existing accounts receivable. We determine the allowance for doubtful accounts based primarily on historical write-off experience. Account balances that are deemed uncollectible, are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company extends credit to its customers in the normal course of business and performs ongoing credit evaluations of its customers. A significant change in demand for certain products as compared to forecasted amounts may result in recording additional provisions for obsolete inventory. Provisions for obsolete or excess inventory are recorded as cost of goods sold.

As of December 31, 2020, and December 31, 2019, the allowance for doubtful accounts was $7,556 and $0, respectively.

Intangible Assets

The Company's intangible assets include developed technology, customer relationships and tradenames. The Company carries these intangibles at cost, less accumulated amortization. Amortization is recorded on a straight-line basis over the estimated useful lives of the respective assets, which is estimated to be 5 years.

Costs that are related to the conceptual formulation and design of licensed software programs are expensed as incurred to research, development and engineering expense; costs that are incurred to produce the finished product after technological feasibility has been established are capitalized as an intangible asset. Capitalized amounts are amortized on a straight-line basis over periods ranging up to five years. The company performs periodic reviews to ensure that unamortized program costs remain recoverable from future revenue.

There were no indefinite-lived intangible assets as of December 31, 2021 or 2020, respectively.

The Company reviews its finite-lived intangible and other long-lived assets whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. The carrying amount of an asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. Fair value of finite-lived intangible assets and property and equipment is based on various valuation techniques. If the carrying amount of an asset or group of assets exceeds its net realizable value, the asset will be written down to its fair value.

Advertising

Advertising and promotion costs are expensed as incurred. Advertising and promotion expense amounted to approximately $14,961 and $452 for the years ended December 31, 2021 and 2020, respectively.

Business combination

GAAP requires that all business combinations not involving entities or businesses under common control be accounted for under the acquisition method. The Company applies ASC 805, “Business combinations”, whereby the cost of an acquisition is measured as the aggregate of the fair values at the date of exchange of the assets given, liabilities incurred, and equity instruments issued. The costs directly attributable to the acquisition are expensed as incurred. Identifiable assets, liabilities and contingent liabilities acquired or assumed are measured separately at their fair value as of the acquisition date, irrespective of the extent of any non-controlling interests. The excess of (i) the total of cost of acquisition, fair value of the non-controlling interests and acquisition date fair value of any previously held equity interest in the acquiree over (ii) the fair value of the identifiable net assets of the acquiree is recorded as goodwill. If the cost of acquisition is less than the fair value of the net assets of the subsidiary acquired, the difference is recognized directly in the consolidated statements of operations and comprehensive income.

The determination and allocation of fair values to the identifiable assets acquired and liabilities assumed is based on various assumptions and valuation methodologies requiring considerable management judgment. The most significant variables in these valuations are discount rates, terminal values, the number of years on which to base the cash flow projections, as well as the assumptions and estimates used to determine the cash inflows and outflows. Management determines discount rates to be used based on the risk inherent in the related activity’s current business model and industry comparisons. Terminal values are based on the expected life of products and forecasted life cycle and forecasted cash flows over that period. The Company’s estimates of fair value are based upon assumptions believed to be reasonable, but which are inherently uncertain and unpredictable and, as a result, actual results may differ from estimates. Any changes to provisional amounts identified during the measurement period are recognized in the reporting period in which the adjustment amounts are determined.

Fair Value Measurements

In August 2018, the FASB issued a new guidance which modifies the disclosure requirements on fair value measurements.

We categorize our financial instruments into a three-level fair value hierarchy that prioritize the inputs to valuation techniques used to measure fair value. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets (Level 1) and the lowest priority to unobservable inputs (Level 3). If the inputs used to measure fair value fall within different levels of the hierarchy, the category level is based on the lowest priority level input that is significant to the fair value measurement of the instrument. Financial assets recorded at fair value on our consolidated balance sheets are categorized as follows:

Level 1 inputs—Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 inputs—Significant other observable inputs (e.g., quoted prices for similar items in active markets, quoted prices for identical or similar items in markets that are not active, inputs other than quoted prices that are observable such as interest rate and yield curves, and market-corroborated inputs).

Level 3 inputs—Unobservable inputs for the asset or liability, which are supported by little or no market activity and are valued based on management’s estimates of assumptions that market participants would use in pricing the asset or liability.

Recent Accounting Pronouncements

On February 25, 2016, the Financial Accounting Standards Board (FASB) issued ASU 2016-2, "Leases" (Topic 842), which is intended to improve financial reporting for lease transactions. This ASU requires organizations that lease assets, such as real estate and manufacturing equipment, to recognize assets and liabilities on their balance sheets for the rights to use those assets for the lease term and obligations to make lease payments created by those leases that have terms of greater than 12 months. The recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee primarily will depend on its classification as a finance or operating lease. This ASU also requires disclosures to help investors and other financial statement users better understand the amount and timing of cash flows arising from leases. These disclosures include qualitative and quantitative requirements, providing additional information about the amounts recorded in the financial statements. This ASU became effective for public entities beginning the first quarter 2019. The Company has adopted ASU 2016-2 Leases which does not have material impact on Company’s financial statements.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments: Credit Losses (“ASU 2016-13”), which changes the impairment model for most financial instruments, including trade receivables from an incurred loss method to a new forward-looking approach, based on expected losses. The estimate of expected credit losses will require entities to incorporate considerations of historical information, current information and reasonable and supportable forecasts. This ASU become effective for fiscal years beginning after December 15, 2019. and must be adopted using a modified retrospective transition approach. The Company adopted ASU 2016-13 which did not have a material impact on Company’s financial statements.

In November 2018, the FASB issued new guidance to clarify the interaction between the authoritative guidance for collaborative arrangements and revenue from contracts with customers. The new guidance clarifies that, when the collaborative arrangement participant is a customer in the context of a unit-of-account, revenue from contracts with customers guidance should be applied, adds unit-of-account guidance to collaborative arrangements guidance, and requires, that in a transaction with a collaborative arrangement participant who is not a customer, presenting the transaction together with revenue recognized under contracts with customers is precluded. The Company does not have any collaborative arrangements or revenue from contracts and therefore Topic 808 does not have an impact on our consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

Note 2 - BASIS OF REPORTING AND GOING CONCERN

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business.

The Company has incurred losses from inception of approximately $420,000, has a working capital deficiency of approximately $237,000 and a net capital deficiency of approximately $406,000, which, among other factors, raises substantial doubt about the Company's ability to continue as a going concern. As of December 31, 2020, the Company did not have sufficient cash on hand to fund operations for the next 12 months. The ability of the Company to continue as a going concern is dependent upon management's plans to raise additional capital from the sale of stock and receive additional loans from third parties and related parties. The accompanying consolidated financial statements do not include any adjustments that might be required should the Company be unable to continue as a going concern.

Note 3 - CONCENTRATIONS

Concentration of Credit Risk

The Company’s financial instruments that are exposed to concentrations of credit risk consist primarily of cash and accounts receivable. The Company places its cash with high quality credit institutions. At times, balances may be in excess of the Federal Deposit Insurance Corporation (“FDIC”) insurance limit. Cash in banks is insured by the FDIC up to $250,000 per institution, per entity. The Company routinely assesses the financial strength of its customers and, as a consequence, believes that its account receivable credit risk exposure is limited.

Sales and Accounts Receivable

During the year ended December 31, 2020, sales to 3 customers accounted for approximately 100% of the Company’s net sales. These three customers accounted for 38%, 37%, and 25% of the Company’s net sales, respectively. One customer accounted for 57% and another customer accounted for 43% of the Company’s accounts receivable as of December 31, 2020.

During the year ended December 31, 2019, sales to 5 customers accounted for approximately 100% of the Company’s net sales. These five customers accounted for 39%, 29%, 19%, 9% and 3% of the Company’s net sales, respectively. One customer accounted for 60% and another customer accounted for 40% of the Company’s accounts receivable as of December 31, 2019.

Note 4 – FAIR VALUE MEASUREMENTS

We follow the provisions of ASC 820-10, Fair Value Measurements and Disclosures Topic, or ASC 820-10, for our financial assets and liabilities. ASC 820-10 provides a framework for measuring fair value under GAAP and requires expanded disclosures regarding fair value measurements. ASC 820-10 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820-10 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs, where available, and minimize the use of unobservable inputs when measuring fair value.

Financial assets and liabilities recorded on the accompanying consolidated balance sheets are categorized based on the inputs to the valuation techniques as follows:

Level 1 – Unadjusted quoted prices in active markets that are accessible to the reporting entity at the measurement date for identical assets and liabilities.

Level 2 – Inputs other than quoted prices in active markets for identical assets and liabilities that are observable either directly or indirectly for substantially the full term of the asset or liability. Level 2 – Inputs include the following:

•	Quoted prices for similar assets and liabilities in active markets

•	Quoted prices for identical or similar assets or liabilities in markets that are not active

•	Observable inputs other than quoted prices that are used in the valuation of the assets or liabilities (i.e., interest rate and yield curve quotes at commonly quoted intervals)

•	Inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3 – Unobservable inputs for the asset or liability (i.e., supported by little or no market activity). Level 3 inputs include management’s own assumption about the assumptions that market participants would use in pricing the asset or liability (including assumptions about risk).

The level in the fair value hierarchy within which the fair value measurement is classified is determined based upon the lowest level of input that is significant to the fair value measurement in its entirety.

Certain of the Company’s financial instruments are not measured at fair value on a recurring basis but are recorded at amounts that approximate their fair value due to their liquid or short-term nature, such as cash and cash equivalents, accounts payable and accrued expenses and notes payable.

Note 5 – INTANGIBLE ASSETS

Intangible assets as of December 31, 2020, and 2019 were as follows:

	December 31, 2020	December 31, 2019
Intangible assets:
Intangible assets to be amortized:
Software development, patents, business relationships and customer lists	$338,524	$165,651

Less: accumulated amortization:
Intangible assets to be amortized:
Software development, patents, business relationships and customer lists	100,835	33,130

Less: Impairment	—	—

Net book value at the end of period	$237,689	$132,521

The Company amortizes its intangible assets using the straight-line method over a 5-year period. The Company reviews its intangible assets when there are indications of performance issues.

Amortization expense for the years ended December 31, 2020 and 2019 was $67,705 and $33,130, respectively.

Estimated future amortization of the intangible assets are as follows:

2022	$67,705
2023	67,705
2024	67,705
2025	34,574
$237,689

Note 6 – SHAREHOLDER ADVANCES

On various dates commencing with inception through March 2019, the shareholders advanced funds to the Company. At December 31, 2020 and 2019 the aggregate amount of these advances amounted to $153,586 and $153,586, respectively. The advances are due on demand and are non-interest bearing. In January 2021, the advances were converted into a total of 704,876 shares of the Company’s preferred stock.

Note 7 – NOTES PAYABLE – SHORT TERM

The Company has the following loans outstanding as of December 31, 2020:

	Date of note	Amount	Maturity date	Annual interest Rate
SBA PPP Loan	4/16/2020	3,500	None	Waived
SBA EIDL Loan	10/6/2020	11,500	10/06/50	3.75%
Short Term Loan		6,105	Demand	0.0%
Total		$21,105

The Company has the following loans outstanding as of December 31, 2019:

	Date of note	Amount	Maturity date	Annual interest Rate
Short Term Loan		25,998	Demand	0.0%
Total		$25,998

The Company has applied for forgiveness from the SBA for the outstanding PPP loans. The aggregate balance of the Company’s notes outstanding as of December 31, 2020, and 2019 was $21,105 and $25,998, respectively.

As of December 31, 2020, future principal payments of the notes payable were approximately as follows:

For the twelve months ending December 31,

2012 $	21,105

Note 8 – LINES OF CREDIT

The Company has entered into two credit lines with small business lenders that allows the Company to borrow up to $25,000 and bears interest at 13% per annum. The facilities require monthly payments of principal and interest. At December 31, 2020 and 2019, respectively, the aggregate outstanding balance of the Company’s lines of credit were $24,626 and $24,021, respectively.

Note 9 – CONVERTIBLE NOTES PAYABLE

The following table details the Company’s convertible notes payable as of December 31, 2020:

Date of Note	Amount	Maturity Date	Annual Interest Rate	Accrued Interest

1/18/2017	$100,000	12/25/2020	9.75%	$38,546
9/12/2017	25,000	12/25/2020	9.75%	$8,040
11/9/2017	25,000	12/25/2020	9.75%	$7,666
11/13/2019	50,000	None	0.00%	$—
1/30/2020	100,000	None	0.00%	$—
5/15/2020	30,000	None	0.00%	$—
9/17/2020	30,000	None	0.00%	$—
11/12/2020	50,000	None	0.00%	$—
	$410,000			$54,253

During January 2021, all of the Company’s outstanding convertible notes payable and accrued interest were converted into 11,202,283 shares of the Company’s common stock.

The following table details the Company’s convertible notes payable as of December 31, 2019:

Date	Note Amount	Maturity Date	Annual Interest Rate	Accrued Interest

1/18/2017	$100,000	12/25/2020	9.75%	$28,796
9/12/2017	25,000	12/25/2020	9.75%	5,603
11/9/2017	25,000	12/25/2020	9.75%	5,229
11/13/2019	50,000	None	0.00%	—
	$200,000			$39,628

Note 10 – CAPITAL STOCK

As of December 31, 2020, the authorized common stock of the Company was 50,000,000 shares of common stock, $0.0001 par value per share of which, 117,000 shares were issued and outstanding.

Note 11 - INCOME TAXES

The deferred tax attributes consist of the following:

	December 31, 2021	December 31, 2020
Net operating loss carryforward	$(421,263)	$(275,528)
Valuation allowance	421,263	$275,528
Deferred tax asset, net	$—	$—

For the year ended December 31, 2020, the valuation allowance increased by approximately $145,000.

On December 22, 2017, the enactment date, the Tax Cuts and Jobs Act (“Act”) was signed into law. The Act enduringly reduces the top corporate tax rate from 35 percent to a flat 21 percent beginning January 1, 2018, and eliminates the corporate Alternative Minimum Tax. The Company has adjusted its deferred tax calculations to reflect this reduction in its tax rate.

The deferred tax asset differs from the amount computed by applying the statutory federal and state income tax rates to the loss before income taxes. The sources and tax effects of the differences are as follows:

Effective Income Tax Rate Reconciliation
	2021	2020
Federal Rate	21%	21%
State Rate	6%	6%
Valuation Allowance	(27)%	(27)%
Effective income tax rate	0%	0%

As of December 31, 2020, the Company has net operating loss carryforwards of approximately $470,000 to reduce future federal and state taxable income.

The Company currently has no federal or state tax examinations in progress, nor has it had any federal or state examinations since its inception. All of the Company’s tax years are subject to federal and state tax examinations.

Note 12 - SUBSEQUENT EVENTS

On April 16, 2021, the Company entered into a stock purchase agreement with Life On Earth, Inc. (“LFER”) which provided for LFER to purchase of all the outstanding common stock shares of the Company, (the SA Acquisition Agreement”). The SA Agreement was supplemented by First and Second Addendum Agreements, dated April 30, 2021, and May 11, 2021, respectively. The SA Acquisition Agreement and the First and Second addendum agreements provide for the purchase of 100% of the SA’s issued and outstanding shares, in exchange for consideration consisting of 13,000,000 shares of the LFER’s common stock; 210,000 shares of the LFER’s new Series D Convertible Preferred Shares, convertible, over an eighteen month earn out schedule, into our common stock shares with a floor price of twenty cents, and an earn-out, as defined, by SA to be paid in LFER common stock. The SA Agreement also specifies that the liabilities acquired by LFER will be limited to $75,000. LFER will also provide an additional $2,000,000 in working capital from the public or private markets by no later than 18 months from the close of the SA Acquisition. On May 11, 2021, LFER and the Company closed on the SA Acquisition.

The following table summarizes the purchase price as of May 11, 2021, the date of acquisition:

Issuance of 13,000,000 shares of the LFER’s common stock per share	$2,730,000
Issuance of LFER 210,000 Series 'D" Preferred convertible stock, each share is convertible into 10 common shares	203,613
A maximum of $2,200,000 of LFER common shares to be issued, subject to an earn-out, as defined, by SA over 18-month period from closing date of the acquisition.	2,221,777
Excess of SA liabilities over the $75,000 acquired by the LFER	(111,263)
Total purchase consideration	$5,044,127

F-15

The following table summarizes the allocation of the purchase price to the fair values of the assets sold to and liabilities assumed by LFER on May 11, 2021, the date of acquisition:

Cash	$39,878
Accounts receivable, net of an allowance for doubtful account of $7,556	5,802
Prepaid expenses and other current assets	3,375
Furniture and fixture, net	3,687
Intangible assets - Capitalized software development costs, patents, customer lists net of accumulated amortization	5,177,643
Accounts payable and accrued expenses	(73,533)
Line of credit	(23,406)
Notes payable	(89,319)
Total purchase consideration	$5,044,127

The intangibles consist of capitalized software development costs, patents and customer lists and are being trademarks amortized over a 5-year period from the date of acquisition.